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                                                                       EXHIBIT 5



                                        March 7, 1996



Alliance Gaming Corporation
4380 Boulder Highway
Las Vegas, Nevada  89121

        Re:     Alliance Gaming Corporation
                Registration Statement on S-4
                -----------------------------

Dear Ladies and Gentlemen:

        We refer to the Registration Statement (the "Registration Statement") of Alliance Gaming Corporation, a Nevada corporation ("Alliance"), on Form S-4, about to be filed by Alliance with the Securities and Exchange Commission in order to register under the Securities Act of 1933, as amended (the "Act"), certain shares of Common Stock of Alliance, $0.10 par value (the "Alliance Common Stock") and 15% Non-Voting Junior Special Stock, Series B, $0.10 par value, of Alliance (the "Alliance Series B Special Stock" and, together with the Alliance Common Stock, the "Shares") issuable upon consummation of the merger of Bally Gaming International, Inc., a Delaware corporation ("BGII"), with a wholly-owned subsidiary of Alliance (the "Merger Subsidiary") to holders of BGII Common Stock, $0.01 par value.

        In rendering the opinions hereinafter expressed, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction as being true reproductions of originals, of all such records, agreements and other instruments, certificates of public officials, certificates of officers and representatives of Alliance, and such other documents as we have deemed necessary, as a basis for the opinions expressed below.

        Without limiting the generality of the foregoing, in our examination, we have assumed without independent verification, (i) the genuineness of all signatures, (ii) that each of the parties thereto has duly and validly executed and delivered each instrument, document, and agreement to which such party is a signatory, and such party's obligations set forth therein are its legal, valid, and binding obligations, enforceable in accordance with their respective terms, (iii) that each natural person executing any such instrument, document, or agreement is legally competent to do so, (iv) that all documents submitted
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Alliance Gaming Corporation
March 7, 1996
Page 2

to us as originals are authentic, all documents submitted to us as certified, conformed, photostatic or facsimile copies conform to the original document, and all public records reviewed are accurate and complete, and (v) the accuracy and completeness of all corporate records made available to us by Alliance. As to various questions of fact material to such opinions, we have, when relevant facts were not independently established, relied upon certificates of officers of Alliance and other appropriate persons.

        Based upon the foregoing, and having regard to legal considerations we deem relevant, we are of the opinion that, when the Shares have been registered under the Act, and issued in accordance with the terms of the Agreement and Plan of Merger dated October 18, 1995, among Alliance, the Merger Subsidiary and BGII, as amended, the Shares will be legally issued, fully paid and nonassessable.

        We are qualified to practice law in the State of Nevada. The opinions set forth herein are expressly limited to the laws of the State of Nevada and we do not purport to be experts on, or to express any opinion herein concerning, or to assume any responsibility as to the applicability to or the effect on any of the matters covered herein of, any laws other than the laws of the State of Nevada. We express no opinion concerning, and we assume no responsibility as to laws or judicial decisions related to, or any orders, consents or other authorizations or approvals as may be required by, any federal law, including any federal securities law, or any state securities or blue sky laws.

        We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Registration Statement.

                                Yours very truly,


                                SCHRECK, JONES, BERNHARD,
                                   WOLOSON & GODFREY